Exhibit 99.1

James River Coal Company Davenport & Company Metals and Mining Symposium Peter T. Socha Chairman Chief Executive Officer October 2, 2007

Forward-Looking Statements
Certain statements in this presentation, and other written or or oral statements made by or on behalf of us, are "forward-looking statements" within the meaning of the federal securities laws.  Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws.  These forward-looking statements are subject to a number of risks and uncertainties.  These risks and uncertainties include, but are not limited to, the following:  changes in the demand for coal by electric utility customers; the loss of one or move of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to exploit additional coal reserves, increased capital expenditures; encountering difficult mining conditions; increased compliance costs; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects, increased costs of raw materials; lack of availability of financing sources; the effects of litigation, regulation and competition; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC).  Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements.  These statements are based on current expectations and speak only as of the date of such statements.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

Agenda Our Company Our Operating and Financial Strategies for 2007 Our View of the Market Our Sales and Contracting Stragegies for 2008 and 2009

James River At A Glance
Revenues (2006) $565M Coal production (2006) 13.1M tons Reserver life 23 years Market cap (as of 09-28-07) $103M Union free 100% Owned by management / directors 6%

Our Business Model 1. Smaller, More Flexible Mining Assets 2. Cash Mining Costs At or Below CAPP Average 3.  Long-Standing Customer Relationships

Central Appalachian Mines 19 mines 14 underground 5 surface 6 preparation plants 9.8 tons produced in 2006 229 million tons of reserves McCoy Elkhorn Blue Diamond Leeco Bleedsoe

Illinois Basis Nimes 3rd largest producer in Indiana 7 mines 6 surface 1 underground 3.3M tons produced in 2006 Acquired for $75 million in 2005 Valuation metrics EBITDA Multiple 3.6x Replacement cost per production ton $21.00 Reserve live 5 years (now 12 years)

Cash Mining Costs Usually At or Below CAPP Average Cash cost $50 $40 $30 $20 $10 $0 2004 2005 2006 2007 6 Nths JRCC Others Source : Other publicly traded CAPP coal producers based on company filings

Long-Term Customer Relationships Still MatterSouthern Company South Carolina Public Service Authority Indianapolis Power & Light Dominion Virginia Power Orlando Utilitis Commission 42 years 26 years 14 years 13 years 12 years

Agenda Our Company Our Operating and Financial Strategies for 2007 Our View of the Market Our Sales and Contracting Strategies For 2008 and 2009

Operating and Financial Strageties for 2007
1 Reposition the Mine Portfolio 2 Strentghen our Financial Position

Reposition the Mine Portfolio New Regulatory Environment Opening 6 Lower Cost Mines + Closing 5 Higher Cost Mines outcome Lower Cost Mine Portfolio Lower Regulatory Profile

Strenthen Our Financial Position $135 Million Senior Credit Facility $60 milion Synthetic Letter of Credit Facility $40 million Term Loan $35 million Revolver Amendment in August, 2007 In Response to Costs of New Regulations and Continued Soft Prices Covenants EBITDA Covenant Calculated on ADJUSTED EBITDA not reported EBITDA Leverage Covenant CAPEX Covenant Liquidy Covenant

Agenda Our Company Our Operating and Financial Strategies for 2007 Our View of the Market Our Sales and Contracting Strageties For 2008 and 2009

Our View of the Market Supply is Coming Down Demand is Going Up Exports are Going Up Inventories are Adjusting Prices are Improving

Supply is Coming Down Cumulative Change in 2007 CAPP Production 2,000,000 0 -2,000,000 -4,000,000 -6,000,000 -8,000,000 -10,000,000 Jan Feb Mar Apr May Jun Jul Aug Sep 9.8 Million Tons (5.9%) Source: EIA Data for Eastern Kentucky, Southern West Virginia, and Virginia

Demand Is Going Up Cumulative Change in 2007 Coal Fired Electric Generation 30,000 25,000 20,000 15,000 10,000 5,000 0 -5,000 -10,000 Jan Feb Mar Apr May Jun Jul Aug Sep 17,000 MWH (1.9%)

Exports Are Going Up The Surprising Story of 2007 and 2008 Anecdotally, monthly shipments are approaching levels not seen since 1997 A Little History: U.S. Coal exports in 1997 83.5 million tons U.S., Coal exporets in 2006 49.6 million tons Freight Rates have Doubled in 2007 Favors shorter haul from U.S. to Europe  Coal from South Africa to Atlantic Basin and Europe has dropped by 6.4mm tons in the first six months of 2007 U.S. Dollar has declined to record loas vs. Euro

Inventories Are Adjusting Favorable Trends Year Over Year Change in Inventories 50 Million Tons 27 Million Tons 43 7 17 10 January 1 October 1 Eastern Coal Western Coal Source:  Genscape Coal Stock Exchange Report.

Inventories Are Adjusting Part II More Favorable Trends Midwest South Atlantic 14,647 13,873 3,640 (1.174) Year Over Year Change in Inventories Jan 1 Oct 1 Jan 1 Oct 1  Souce Genscapte Coal Stock Change Report:

Agenda Our Company Our Operating and Financial Strageties for 2007 Our View of the Market Our Sales and Contracting Strategies For 2008 and 2009

Bringing It All Together The Relationship Between Inventories and Pricing Rate of Change in NHMEX Price (Quarter over Quarter) Rate of Change in Utility Inventories (Year over Year) -20% -15% -10% -5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 2002 2003 2004 2005 2006 2007 Source:  EIA

NYMEX Coal Prices What Happened During the Last Cycle?  40% 35% 30% 25% 20% 15% 10% 5% 0% -5% -10% -10% -15% -20% 2003 2004 2005 $25.00 $35.00 $45.00 $55.00 $65.00 $30.25 $32.00 Per Ton $62.25 Feb 2003 Jan 2005 Source:  EIA

Our Strategy Maintain Leverage to Rising CAAP Prices 2008 Uncommitted - CAPP 2009 Uncommitted - CAAP 0% 33% 40% 40% 5% 49% 78% 89% Co. A** Co.B** Co.C** JRCC*
Through September 30, 2007 Based on 6 Months 2007 Annualized For 2008 and 2009 ** Through June 30, 2007 Source:  Company filings and press releases

Maintain EBITDA Leverage to Improved Coal Prices $1.00 $7.5 million Price of Un-Priced CAPP Tons JRCC 2008 EBITDA =  Source:  Natixis Bleichroeder May 25, 2007

James River Coal Company Davenport & Company Metals and Mining Symposium Peter T. Socha Chairman Chief Executive Officer October 2, 2007